Exhibit 5.2

November 12, 2024

Alpha Cognition Inc.

1200-750 West Pender Street

Vancouver, BC, V6C 2T8

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Alpha Cognition Inc., a Canadian company (the “Company”), in a public offering pursuant to the Registration Statement on Form S-1 initially filed with, and declared effective on November 8, 2024 by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) (File No. 333-280196) and a Registration Statement on Form S-1 (the “New Registration Statement”), effective automatically upon filing pursuant to Rule 462(b) under the Act. Pursuant to the New Registration Statement, the following additional securities are to be offered, comprising of up to $6,786,409.07 of additional common shares, no par value (the “common shares”), or up to $6,786,409.07 of additional pre-funded warrants (the “Additional Pre-Funded Warrants”) to purchase common shares at an exercise price of $0.0001 per share until such time as the Pre-Funded Warrant is exercised in full, inclusive, in each case, of an option granted to the underwriters to purchase additional common shares or Pre-Funded Warrants in lieu thereof.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Pre-Funded Warrants, when duly executed by the Company and duly delivered to the purchasers thereof against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(a) Our opinion set forth above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

(b) Our opinion set forth above is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(c) Our opinion set forth above is subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(d) We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(e) We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the New Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP